EXHIBIT 10.4

EXHIBIT F

TO:      The Purchasers of WifiMed Holdings Company, Inc. 10% Convertible Debentures and Warrants

To Whom It May Concern:

            This letter will confirm my agreement to vote all shares of WifiMed Holdings Company, Inc. (the "Company") voting stock over which I have voting control in favor of any resolution presented to the shareholders of the Company to approve the Authorized Share Approval (as defined below).  This agreement is given in consideration of, and as a condition to enter into a Securities Purchase Agreement, dated May 13, 2008, among the Company and the purchasers signatory thereto, to provide capital to the Company and is not revocable by me.

"Authorized Share Approval" means (i) the vote by the stockholders of the Company to approve an amendment to the Company's articles or certificate of incorporation that increases the number of authorized shares of Common Stock from 75,000,000 to at least 500,000,000 (the "Amendment") and (ii) the filing by the Company of the Amendment with the Secretary of State of the State of Nevada and the acceptance of the Amendment by the Secretary of State of the State of Nevada.

By: _________________________________________

Shareholder Name	Name

% Beneficial Ownership

Shares of Common Stock Beneficially Owned

Shares of Common Stock Equivalents Beneficially Owned